EXHIBIT 99.3

                                                                ----------------
                                                                MAXCOR FINANCIAL
                                                                ----------------
FOR IMMEDIATE RELEASE


          MAXCOR ANNOUNCES COMMENCEMENT OF U.S. GOVERNMENT AGENCY DEBT
                                 BROKERAGE DESK

    BROKER INTERFACE ON DESK IS AUTOMATED USING TRADESOFT TECHNOLOGIES SYSTEM

         NEW YORK, February 5, 2001 - Maxcor Financial Inc., the broker-dealer subsidiary of Maxcor Financial Group Inc. (Nasdaq: MAXF), today announced that it has commenced offering its institutional customer base a brokerage service in U.S. Government Agency Debt. The new desk is being staffed by a core of experienced brokers recently hired by Maxcor from several competing firms.

         Ed Mardovich, the President of Maxcor Financial Inc., commented, "We are delighted to add Agencies to our universe of fixed-income brokerage offerings. The brokers we have hired have excellent reputations and market relationships, and we are already receiving enthusiastic and positive feedback from our customers on the quality of service and liquidity being provided. We expect to continue to build the desk and its customer base in the weeks ahead, and look forward to achieving a significant market share."

         According to a report released by The Bond Market Association, at the end of Q3 2000 the estimated amount of outstanding U.S. Government Agency debt was approximately $1,877 billion. The amount of outstanding Agency Debt has continued to rise over the past fifteen years, whereas the outstanding amount of U.S. Treasury debt has been shrinking since 1996.

         Maxcor emphasized that the structure and set up of the new desk has taken full advantage of Maxcor's in-house software and technology development efforts. The broker interface on the desk has been fully automated using the software and system developed by Maxcor's Tradesoft Technologies affiliate. The result is that brokers on the desk can provide their customers with virtually instantaneous trading and market information and analysis. In addition, the Tradesoft front end screen system has been seamlessly linked with Maxcor's proprietary middle-office touchpad blotter system, which allows rapid and accurate capturing and verification of trade information and the forwarding of the same to back-office systems for clearing and settlement.

         "This new Agency Desk is an example of how we are planning to grow our business by integrating what we feel is the best technology with the best voice brokers," said Gilbert Scharf, Chairman and Chief Executive Officer of Maxcor Financial Group Inc. "The markets we are involved with are not commoditized to the extent that our core customers are willing to forego talking to the broker for information and execution. Our vision is that the combination of quality voice brokering and advanced screen system technology is the best way to service our customers, and gives us the ability to tailor our services to their needs, as opposed to the other way around."

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         Maxcor Financial Group Inc. (www.maxf.com), through its various Euro
Brokers entities, is a leading domestic and international inter-dealer brokerage firm specializing in interest rate and currency derivatives, emerging market debt products, cash deposits and other money market instruments, repurchase agreements, corporate bonds, federal agency bonds and other fixed income securities, and certain energy products. Tradesoft Technologies, Inc. (www.tradesoft.com), acquired by the Company in August 2000, is the Company's software and technology arm, specializing in the development and licensing of electronic trading platforms. Maxcor Financial Inc. is the Company's U.S. registered broker-dealer subsidiary, and Maxcor Financial Asset Management Inc. is the Company's SEC registered investment adviser subsidiary. The Company employs in excess of 500 persons and maintains principal offices in New York, London, and Tokyo, with other international offices in Geneva and Mexico City.


CONTACT:          Maxcor Financial Group Inc., New York
                  Investor Relations: Roger Schwed, (212) 748-7000


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THIS RELEASE CONTAINS CERTAIN "FORWARD-LOOKING" STATEMENTS MADE PURSUANT TO THE
"SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEREVER POSSIBLE, THE COMPANY HAS IDENTIFIED THESE FORWARD-LOOKING STATEMENTS BY WORDS SUCH AS "BELIEVES," "ANTICIPATES," "EXPECTS," "INTENDS" AND SIMILAR PHRASES. SUCH FORWARD-LOOKING STATEMENTS, WHICH DESCRIBE THE COMPANY'S CURRENT BELIEFS CONCERNING FUTURE BUSINESS CONDITIONS AND THE OUTLOOK FOR THE COMPANY, ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. ACTUAL RESULTS OR PERFORMANCE COULD DIFFER MATERIALLY FROM THAT EXPECTED BY THE COMPANY. UNCERTAINTIES INCLUDE FACTORS SUCH AS MARKET AND ECONOMIC CONDITIONS, THE SUCCESS OF TECHNOLOGY DEVELOPMENT AND DEPLOYMENT, THE STATUS OF RELATIONSHIPS WITH EMPLOYEES, CUSTOMERS AND CLEARING FIRMS, POSSIBLE THIRD-PARTY LITIGATIONS OR OTHER UNANTICIPATED CONTINGENCIES, THE ACTIONS OF COMPETITORS, AND GOVERNMENT REGULATORY CHANGES. REFERENCE IS MADE TO THE "CAUTIONARY STATEMENTS" SECTION OF THE COMPANY'S 1999 ANNUAL REPORT ON FORM 10-K AND TO THE COMPANY'S SUBSEQUENT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION FOR A FULLER DESCRIPTION OF THESE AND ADDITIONAL UNCERTAINTIES. THE FORWARD-LOOKING STATEMENTS MADE HEREIN ARE ONLY MADE AS OF THE DATE OF THIS PRESS RELEASE, AND THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE SUCH FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.
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